AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                     MELLON CAPITAL MANAGEMENT CORPORATION


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of December 15, 2006, as amended ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Investors Series Trust ("Trust"); and

     WHEREAS, pursuant to the liquidation of certain funds from the Trust, the following investment portfolios need to be removed from the Agreement:

                      Jackson Perspective European 30 Fund
                    Jackson Perspective Pacific Rim 30 Fund

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A effective June 25, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B effective June 25, 2009, attached hereto.

     3. Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C effective June 25, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be effective as of the 25th day of June, 2009.

JACKSON NATIONAL ASSET                 MELLON CAPITAL MANAGEMENT
MANAGEMENT, LLC                        CORPORATION

By:    /s/ Mark D. Nerud               By:   /s/ Brenda J. Oakley
Mark D. Nerud                          Name: Brenda J. Oakley
Title: President                       Title: EVP & Chief Administrative Officer


                                   SCHEDULE A
                                   ----------
                            EFFECTIVE JUNE 25, 2009
                                    (Funds)

                           Jackson Perspective 5 Fund
                        Jackson Perspective Index 5 Fund
                      Jackson Perspective Optimized 5 Fund
                         Jackson Perspective S&P 4 Fund
                          Jackson Perspective VIP Fund


                                   SCHEDULE B
                                   ----------
                            EFFECTIVE JUNE 25, 2009
                                 (Compensation)

                           Jackson Perspective 5 Fund
                           --------------------------
                 AVERAGE DAILY NET ASSETS         ANNUAL RATE
                 $0 to $50 Million                0.09%
                 $50 Million to $100 Million      0.06%
                 $100 Million to $750 Million     0.03%
                 Amounts over $750 Million        0.015%

                        Jackson Perspective Index 5 Fund
                        --------------------------------
                 AVERAGE DAILY NET ASSETS         ANNUAL RATE
                 $0 to $50 Million                0.09
                 $50 Million to $100 Million      0.06%
                 $100 Million to $750 Million     0.03%
                 Amounts over $750 Million        0.015%

                      Jackson Perspective Optimized 5 Fund
                      ------------------------------------
                 AVERAGE DAILY NET ASSETS         ANNUAL RATE
                 $0 to $50 Million                0.09%
                 $50 Million to $100 Million      0.06%
                 $100 Million to $750 Million     0.03%
                 Amounts over $750 Million        0.015%

                         Jackson Perspective S&P 4 Fund
                         ------------------------------
                 AVERAGE DAILY NET ASSETS         ANNUAL RATE
                 $0 to $50 Million                0.09%
                 $50 Million to $100 Million      0.06%
                 $100 Million to $750 Million     0.03%
                 Amounts over $750 Million        0.015%

                          Jackson Perspective VIP Fund
                          ----------------------------
                 AVERAGE DAILY NET ASSETS         ANNUAL RATE
                 $0 to $50 Million                0.09%
                 $50 Million to $100 Million      0.06%
                 $100 Million to $750 Million     0.03%
                 Amounts over $750 Million        0.015%


                                   SCHEDULE C
                                   ----------
                EFFECTIVE JUNE 25, 2009 (Investment Objectives)

                           Jackson Perspective 5 Fund
                           --------------------------
   The investment objective of the Jackson Perspective 5 Fund is total return through capital appreciation and dividend income.

                        Jackson Perspective Index 5 Fund
                        --------------------------------
  The investment objective of the Jackson Perspective Index 5 Fund is capital appreciation.

                      Jackson Perspective Optimized 5 Fund
                      ------------------------------------
 The investment objective of the Jackson Perspective Optimized 5 Fund is total return.

                         Jackson Perspective S&P 4 Fund
                         ------------------------------
   The investment objective of the Jackson Perspective S&P 4 Fund is capital appreciation.

                          Jackson Perspective VIP Fund
                          ----------------------------
 The investment objective of the Jackson Perspective VIP Fund is total return.